Exhibit 99.1
TranS1 Inc. Announces Reimbursement Strategy Update Conference Call for Wednesday, February 2, 2011
Wilmington, NC — February 1, 2011 (GLOBE NEWSWIRE) — TranS1 Inc. (Nasdaq:TSON) announced today that it will provide an update on its reimbursement strategy at 8:30AM on Wednesday, February 2, 2011. Ken Reali, President and Chief Executive Officer and Joe Slattery, Chief Financial Officer, will host the call. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or archived recording, use the following link at http://ir.trans1.com/events.cfm.
About TranS1 Inc.
TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.
Contact:
TranS1 Inc.
Investors:
Joe Slattery, Chief Financial Officer
910-332-1700
or
Westwicke Partners
Mark Klausner
443-213-0501
trans1@westwicke.com